Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Genaera Corporation	The Trout Group (Investor Inquiries)
Investor Relations	Celeste Duncan (212) 477-9007
(610) 941-5676	Sam Brown, Inc. (Media Inquiries)
www.genaera.com	Mike Beyer (773) 463-4211; beyer@sambrown.com

GENAERA ANNOUNCES RESULTS OF ITS 2006 ANNUAL STOCKHOLDERS' MEETING

Plymouth Meeting, PA -- May 12, 2006 -- Genaera Corporation (NASDAQ: GENR) today announced the results of its Annual Meeting of stockholders held on May 11, 2006. Each of the four matters voted upon by stockholders was approved. As a result:

    the seven nominees for directors were elected to the Board of Directors,

    Genaera's Fourth Amended and Restated Certificate of Incorporation will be amended to provide for an increased number of authorized shares of common stock,

    Genaera's 2004 Stock-Based Incentive Compensation Plan will be amended to provide for an increased number of shares issuable thereunder; and

    KPMG LLP was appointed as the Company's registered independent public accounting firm for the fiscal year ending December 31, 2006.

In addition, an overview of Genaera's development programs was given at the meeting.

"People see with two eyes. Treating binocular vision safely and effectively is important to patients' quality of life. Genaera is committed to positioning EVIZON™ to compete effectively in the wet AMD market through a clinical strategy that builds on EVIZON's demonstrated effect of treating two affected eyes simultaneously with a strong safety profile," commented Jack Armstrong, President and Chief Executive Officer. "In 2006, we look forward to reporting results of our upcoming dose range study, Study 212 (MSI-1256F-212), initiating a new oncology trial and advancing our obesity program to an IND filing -- all key elements of our strategy to build value in Genaera."

Genaera Corporation is a biopharmaceutical company committed to developing medicines to address substantial unmet medical needs in major pharmaceutical markets. The Company has products in development for the treatment of eye, cancer, respiratory disorders and metabolic syndrome. EVIZON™ (squalamine lactate) is Genaera's lead product in development for ophthalmic indications, specifically wet age-related macular degeneration (AMD). Genaera's other programs include: squalamine for the treatment of cancer; interleukin-9 antibody, a respiratory treatment based on the discovery of a genetic cause of asthma; LOMUCIN™, a mucoregulator to treat the overproduction of mucus and secretions involved in many forms of chronic respiratory disease; and trodusquemine (MSI-1436) for the treatment of obesity.

This announcement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties, known and unknown. Forward-looking statements reflect management's current views and are based on certain expectations and assumptions. You may identify some of these forward-looking statements by the use of words in the statements such as "anticipate," "believe," "continue," "develop," "expect," "plan" and "potential" or other words of similar meaning. Genaera's actual results and performance could differ materially from those currently anticipated and expressed in these and other forward-looking statements as a result of a number of risk factors, including, but not limited to: Genaera's history of operating losses since inception and its need for additional funds to operate its business; the costs, delays and uncertainties inherent in scientific research, drug development, clinical trials and the regulatory approval process; the risk that clinical trials for Genaera's product candidates, including EVIZON, may be delayed or may not be successful; the risk that Genaera may not obtain regulatory approval for its products, whether due to adequacy of the development program, the conduct of the clinical trials, changing regulatory requirements, different methods of evaluating and interpreting data, regulatory interpretations of clinical risk and benefit, or otherwise; the risk that EVIZON ceases to meet the criteria for CMA2 Pilot or Fast Track designation at some point in the future; Genaera's reliance on its collaborators, in connection with the development and commercialization of Genaera's product candidates; market acceptance of Genaera's products, if regulatory approval is achieved; competition; general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industry; and the other risks and uncertainties discussed in this announcement and in Genaera's filings with the U.S. Securities and Exchange Commission, all of which are available from the Commission in its EDGAR database at www.sec.gov as well as other sources. You are encouraged to read these reports. Given the uncertainties affecting development stage pharmaceutical companies, you are cautioned not to place undue reliance on any such forward-looking statements, any of which may turn out to be wrong due to inaccurate assumptions, unknown risks, uncertainties or other factors. Genaera does not intend (and it is not obligated) to publicly update, revise or correct these forward-looking statements or the risk factors that may relate thereto.